Exhibit 99.1

Verrica Pharmaceuticals Reports Third Quarter 2020 Financial Results

- Verrica completes Type A meeting and expects to resubmit its New Drug Application for VP-102 for the treatment of molluscum in the first quarter of 2021 -

WEST CHESTER, PA – Nov. 9, 2020 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the third quarter ended September 30, 2020.

“We are encouraged by our recent Type A meeting with the FDA in which we discussed the steps required for resubmission of the NDA for VP-102, our lead product candidate, for the treatment of molluscum,” said Ted White, Verrica’s President and Chief Executive Officer. “We have also received feedback from the FDA on our Human Factors study protocol, and believe we have clear alignment on the path forward to resubmit the NDA, which we anticipate in the first quarter of 2021. In addition, we have continued to engage with Torii as they evaluate the option to exclusively license VP-102 in Japan for the treatment of molluscum contagiosum and common warts. We also strategically expanded our product portfolio into dermatologic cancers, with an initial focus on non-melanoma skin cancers, one of the most common disease states in dermatology.”

Business Highlights and Recent Developments

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In October 2020, Verrica participated in a Type A meeting with the FDA to discuss issues raised in the Complete Response Letter for the NDA for VP-102 for the treatment of molluscum. Verrica expects to receive the minutes from the meeting in the coming weeks, followed by resubmission of the NDA pursuant to the statutory 505(b)(1) regulatory pathway in the first quarter of 2021.

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The positive results from the Company’s two pivotal Phase 3 CAMP studies evaluating the safety and efficacy of VP-102 in children and adults with molluscum were published in the Journal of the American Medical Association (JAMA) Dermatology on September 23, 2020. The results were previously presented at the 2019 American Academy of Dermatology (AAD) annual meeting in a late-breaking oral presentation.

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In August 2020, Verrica was granted a United States utility patent (US 10,745,413) protecting synthetic methods for manufacturing cantharidin. Also in August 2020, a U.S. design patent application protecting the design of Verrica’s VP-102 applicator device received an allowance from the United States Patent and Trademark Office (USPTO). The resulting United States design patent (US D900,312) was granted in October 2020.

Financial Results

Third Quarter 2020 Financial Results

•	Verrica reported a net loss of $10.5 million for the third quarter of 2020, compared to a $6.1 million net loss for the same period in 2019.

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Research and development expenses were $5.0 million in the third quarter of 2020, compared to $3.0 million for the same period in 2019. The increase was primarily attributable to increased CMC (Chemistry, Manufacturing, and Controls) costs related to Verrica’s development of VP-102 for molluscum contagiosum and increased compensation costs, partially offset by decreased clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum, external genital warts, and common warts.

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General and administrative expenses were $4.6 million in the third quarter of 2020, compared to $3.5 million for the same period in 2019. The increase was primarily a result of expenses related to increased headcount, an increase in insurance, professional fees and other operating costs, and an increase in expenses related to pre-commercial activities for VP-102.

Year-to-Date September 2020 Financial Results

•	Verrica reported a net loss of $29.7 million for the nine months ended September 30, 2020, compared to a $20.6 million net loss for the same period in 2019.

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Research and development expenses were $13.4 million for the nine months ended September 30, 2020, compared to $11.5 million for the same period in 2019. The increase was primarily attributable to increased CMC costs related to Verrica’s development of VP-102 for molluscum contagiosum and increased compensation costs, partially offset by decreased clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum.

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General and administrative expenses were $14.7 million for the nine months ended September 30, 2020, compared to $10.6 million for the same period in 2019. The increase was primarily a result of expenses related to increased headcount, an increase in insurance, professional fees and other operating costs, and an increase in expenses related to pre-commercial activities for VP-102.

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As of September 30, 2020, Verrica had aggregate cash, cash equivalents, and marketable securities of $71.9 million, which the Company believes will be sufficient to support planned operations at least through the fourth quarter of 2021.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. The Company’s late-stage product candidate, VP-102, is a potential first-in-class topical therapy for the treatment of molluscum contagiosum. Verrica submitted an NDA for VP-102 for the treatment of molluscum in September 2019. A Complete Response Letter was received from the FDA regarding the NDA for VP-102 on July 13, 2020. In

October 2020, Verrica participated in a Type A meeting with the FDA. Verrica expects to resubmit its New Drug Application for VP-102 for the treatment of molluscum in the first quarter of 2021. If approved, VP-102 will be marketed in the United States under the conditionally accepted brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and is currently conducting a Phase 2 study of VP-102 for the treatment of external genital warts. The Company is also developing VP-103, its third cantharidin-based product candidate, for the treatment of plantar warts. For more information, visit www.verrica.com.

Forward-Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to its interactions and communications with the FDA, the timing for its resubmission of the NDA for VP-102 in the first quarter of 2021, the potential approval of the NDA for VP-102 following resubmission, potential payments by Torii under the Option Agreement should Torii exercise its opinion and the potential benefits and potential commercialization of VP-102 for the treatment of molluscum, if approved. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2019, Verrica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Condensed Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$4,988	$3,049	$13,401	$11,464
General and administrative	4,649	3,494	14,747	10,626

Total operating expenses	9,637	6,543	28,148	22,090

Loss from operations	(9,637)	(6,543)	(28,148)	(22,090)
Interest income	69	453	473	1,523
Interest expense	(918)	—	(2,042)	—
Other expense	—	—	—	(3)

Net loss	$(10,486)	$(6,090)	$(29,717)	$(20,570)

Net loss per share, basic and diluted	$(0.42)	$(0.24)	$(1.19)	$(0.83)

Weighted average common shares outstanding, basic and diluted	24,988,939	24,893,036	24,972,972	24,875,589

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	September 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$71,881	$62,017
Total assets	79,936	68,424
Debt, net	34,980	—
Total liabilities	40,754	3,409
Total stockholders’ equity	39,182	65,015

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis

Chief Financial Officer

484.453.3300 ext. 103

info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@troutgroup.com

Media:

Zara Lockshin

Solebury Trout

646.378.2960

zlockshin@troutgroup.com